Exhibit 10.2
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
AMENDMENT NO. 3 TO
AMENDED AND RESTATED DISTRIBUTION AGREEMENT
     This is Amendment No. 3 (this “Amendment”) to the Amended and Restated Distribution Agreement, effective as of February 28, 2007, between The Medicines Company, a Delaware corporation with offices at 8 Campus Drive, Parsippany, NJ 07054 (“TMC”), and Integrated Commercialization Solutions, Inc., a California corporation with offices at 3101 Gaylord Parkway, Frisco, TX 75034 (the “Distributor”). This Amendment is effective as of August 12, 2009 (the “Effective Date”).
Recitals
     WHEREAS, TMC and Distributor are parties to the Amended and Restated Distribution Agreement, dated February 28, 2007, as amended by Amendment No. 1 dated November 7, 2007 and Amendment No. 2 dated October 1, 2008 (as amended, the “Agreement”), under which Distributor distributes TMC’s products ANGIOMAX® (bivalirudin) and Cleviprex® (clevidipine butyrate).; and
     WHEREAS, the parties now desire to amend the Agreement as more fully set forth herein;
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties agree as follows:
     1. Defined Terms. Capitalized terms that are not defined in this Amendment shall have the meanings given to them in the Agreement.
     2. Payment by Distributor for Product Orders. Section 5.1 of the Agreement is deleted in its entirety and replaced with the following:
Payment by Distributor for Product Orders. Distributor agrees to pay for each Product unit based on the purchase price schedule in Exhibit B, which may be amended from time to time at TMC’s sale discretion. Distributor’s terms of payment shall be (a) [**]. Should TMC discontinue the Drop Ship Channel and implement a Direct Channel model for all customers, the [**]%/30 days terms will be discontinued to the Distributor. Distributor shall be entitled to four (4) float days for all payments made by electronic fund transfers to the TMC lockbox account.
Account Name:	The Medicines Company

Bank Name:	JP Morgan Chase Bank New York, NY 01004

Account No.:	[**]

FED ABA No.:	[**]
3. Effect of Amendment. Except as expressly provided in this Amendment, the Agreement will continue in full force according to its terms. If there is any conflict between the Agreement and any provision of this Amendment, this Amendment will control.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

The Medicines Company		Integrated Commercialization Solutions, Inc.

By:	/s/ John F. Riggs	By:	/s/ Doug Cook

Name:	John F. Riggs	Name:	Doug Cook
Title:	VP Global Contracting & Pricing Integrity	Title:	VP, Distribution Services